Exhibit 10.11

FIRST AMENDMENT TO LEASE AGREEMENTS

1.                                      PARTIES

1.1          THIS FIRST AMENDMENT TO LEASE AGREEMENTS (“Amendment”) is made by and between 228 Strawbridge Associates, LLC, a New Jersey limited liability company (“Landlord”) and Tabula Rasa HealthCare, Inc., a corporation organized under the laws of Delaware (“Tenant”), and is dated as of the last date on which this Amendment has been fully executed by Landlord and Tenant.

2.                                      STATEMENT OF FACTS

2.1          Landlord and Tenant entered into three (3) Lease Agreements, each dated August 21, 2015 (each individually, a “Lease” and collectively, the “Total Building Leases”) covering all of the rentable area of the existing building located at 228 Strawbridge Drive, Moorestown, NJ (the “Building”). The Total Building Leases include (i) the “Phase I Lease” covering 24,855 rentable square feet on the second (2nd) floor of the Building (the “Phase I Premises”), (ii) the “Phase II Lease” covering 24,855 rentable square feet on the first (1st) floor of the Building (the “Phase II Premises”), and (iii) the “Phase III Lease” covering 24,855 rentable square feet on the third (3rd) floor of the Building (the “Phase III Premises”). For purposes of this Amendment, the “Premises” includes the Phase II Premises, the Phase I Premises and the Phase III Premises.

2.2          Substantial Completion of the Work with respect to the Phase I Premises and the Phase II Premises cannot be completed by March 31, 2016.  Accordingly, Landlord and Tenant have agreed that March 31, 2016 will be the Commencement Date of the Phase I Lease and the Phase II Lease.

2.3          Landlord and Tenant have agreed that October 1, 2016 will be the Commencement Date of the Phase III Lease.

2.4          Tenant desires to accept the third (3rd) floor of the Building from Landlord in “AS IS” condition and apply the full amount of the Allowance available with respect to the Phase III Premises under the Phase III Lease to the Phase I Premises and the Phase II Premises instead.

2.5          There are two (2) existing generators and UPS systems located at the Building. Tenant desires to utilize the two (2) existing generators and UPS systems to serve the Premises, on the terms and conditions of this Amendment.

2.6          Landlord and Tenant desire to modify the Total Building Leases as set forth in this Amendment.

3.             AGREEMENT

NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Landlord and Tenant agree as follows:

3.1.         The above recitals are incorporated herein by reference.

3.2.         All capitalized and non-capitalized terms used in this Amendment which are not separately defined herein but are defined in the Total Building Leases shall have the meaning given to any such term in the Total Building Leases.

3.3.         Notwithstanding anything to the contrary in the Total Building Leases or any one of them, and notwithstanding Substantial Completion or any delay of Substantial Completion of any Work with respect to any part of the Premises, Landlord and Tenant agree as follows:

(a)           The “Commencement Date” of the Phase I Lease shall be March 31, 2016. The “Expiration Date” of the Phase I Lease shall be November 30, 2027. Base Rent for the Phase I Premises shall be as follows:

Period of Term		Base	Annual	Monthly
From	To	Rent/RSF	Base Rent	Base Rent
March 31, 2016	March 31, 2017	$19.20	$477,216.00	$39,768.00
April 1, 2017	March 31, 2018	$19.70	$489,643.50	$40,803.63
April 1, 2018	March 31, 2019	$20.20	$502,071.00	$41,839.25
April 1, 2019	March 31, 2020	$20.70	$514,498.50	$42,874.88
April 1, 2020	March 31, 2021	$21.20	$526,926.00	$43,910.50
April 1, 2021	March 31, 2022	$21.45	$533,139.75	$44,428.31
April 1, 2022	March 31, 2023	$21.70	$539,353.50	$44,946.13
April 1, 2023	March 31, 2024	$21.95	$545,567.25	$45,463.94
April 1, 2024	March 31, 2025	$22.20	$551,781.00	$45,981.75
April 1, 2025	March 31, 2026	$22.45	$557,994.75	$46,499.56
April 1, 2026	March 31, 2027	$22.70	$564,208.50	$47,017.38
April 1, 2027	November 30, 2027	$22.95	$570,422.25	$47,535.19

Provided there is no Event of Default by Tenant, Tenant’s obligation to pay Base Rent applicable to the Phase I Premises for the 8-month period consisting of October, 2016 through May, 2017 of the Term will be abated under the Phase I Lease only.

Notwithstanding the abatement of Base Rent applicable to the Phase I Premises provided for October, 2016 through May, 2017 of the Term as set forth herein above, Tenant’s obligation to pay Additional Rent including, without limitation, costs and charges for electricity and other utilities pursuant to Rider 2 of the Phase I Lease shall not be waived, released or abated and shall commence as of the Commencement Date or any earlier occupancy of the Phase I Premises.

(b)           The “Commencement Date” of the Phase II Lease shall be March 31, 2016. The “Expiration Date” of the Phase II Lease shall be November 30, 2027. Base Rent for the Phase II Premises shall be as follows:

Period of Term		Base	Annual	Monthly
From	To	Rent/RSF	Base Rent	Base Rent
March 31, 2016	March 31, 2017	$19.20	$477,216.00	$39,768.00
April 1, 2017	March 31, 2018	$19.70	$489,643.50	$40,803.63
April 1, 2018	March 31, 2019	$20.20	$502,071.00	$41,839.25
April 1, 2019	March 31, 2020	$20.70	$514,498.50	$42,874.88
April 1, 2020	March 31, 2021	$21.20	$526,926.00	$43,910.50
April 1, 2021	March 31, 2022	$21.45	$533,139.75	$44,428.31
April 1, 2022	March 31, 2023	$21.70	$539,353.50	$44,946.13
April 1, 2023	March 31, 2024	$21.95	$545,567.25	$45,463.94
April 1, 2024	March 31, 2025	$22.20	$551,781.00	$45,981.75
April 1, 2025	March 31, 2026	$22.45	$557,994.75	$46,499.56
April 1, 2026	March 31, 2027	$22.70	$564,208.50	$47,017.38
April 1, 2027	November 30, 2027	$22.95	$570,422.25	$47,535.19

Provided there is no Event of Default by Tenant, Tenant’s obligation to pay Base Rent applicable to the Phase II Premises for the first 3 full calendar months of the Term following the Commencement Date of the Phase II Lease, consisting of April, 2016, May, 2016 and June, 2016, will be abated under the Phase II Lease only.

Notwithstanding the abatement of Base Rent applicable to the Phase II Premises provided for April, 2016, May, 2016 and June, 2016, as set forth herein above, Tenant’s obligation to pay

Additional Rent including, without limitation, costs and charges for electricity and other utilities pursuant to Rider 2 of the Phase II Lease shall not be waived, released or abated and shall commence as of the Commencement Date or any earlier occupancy of the Phase II Premises.

(c)           The “Commencement Date” of the Phase III Lease shall be October 1, 2016. The “Expiration Date” of the Phase III Lease shall be November 30, 2027. Base Rent for the Phase III Premises shall be as follows:

Period of Term		Base	Annual	Monthly
From	To	Rent/RSF	Base Rent	Base Rent
October 1, 2016	March 31, 2017	$19.70	$489,643.50	$40,803.63
April 1, 2017	March 31, 2018	$19.70	$489,643.50	$40,803.63
April 1, 2018	March 31, 2019	$20.20	$502,071.00	$41,839.25
April 1, 2019	March 31, 2020	$20.70	$514,498.50	$42,874.88
April 1, 2020	March 31, 2021	$21.20	$526,926.00	$43,910.50
April 1, 2021	March 31, 2022	$21.45	$533,139.75	$44,428.31
April 1, 2022	March 31, 2023	$21.70	$539,353.50	$44,946.13
April 1, 2023	March 31, 2024	$21.95	$545,567.25	$45,463.94
April 1, 2024	March 31, 2025	$22.20	$551,781.00	$45,981.75
April 1, 2025	March 31, 2026	$22.45	$557,994.75	$46,499.56
April 1, 2026	March 31, 2027	$22.70	$564,208.50	$47,017.38
April 1, 2027	November 30, 2027	$22.95	$570,422.25	$47,535.19

Provided there is no Event of Default by Tenant, Tenant’s obligation to pay Base Rent applicable to the Phase III Premises for the first 2 full calendar months of the Term following the Commencement Date of the Phase III Lease, consisting of October, 2016 and November, 2016, will be abated under the Phase III Lease only.

Notwithstanding the abatement of Base Rent applicable to the Phase III Premises provided for October, 2016 and November, 2016 as set forth herein above, Tenant’s obligation to pay Additional Rent including, without limitation, costs and charges for electricity and other utilities pursuant to Rider 2 of the Phase III Lease shall not be waived, released or abated and shall commence as of the Commencement Date or any earlier occupancy of the Phase III Premises.

3.4          The Phase I Lease is modified to provide that the rights of Tenant to a rent credit or abatement under the terms and conditions of Section 4 of the Phase I Lease are hereby terminated, waived and released, and Tenant shall have no further rights with respect thereto.

3.5          The Phase II Lease is modified as follows:

(a)           The maximum amount of the one-time “Allowance” for the cost of the Work, as provided under Paragraph E-8 of the Work Letter in Exhibit “E” of the Phase II Lease, is hereby increased by Six Hundred Twenty-Six Thousand Three Hundred Forty-Six and No/100 ($626,346.00) Dollars to the total sum of One Million Two Hundred Fifty-Two Thousand Six Hundred Ninety-Two and no/100 ($1,252,692.00) Dollars.

(b)           Landlord and Tenant agree that any available amount of the Allowance under the Phase I Lease and any available amount of the Allowance under the Phase II Lease, as modified hereby, less sums previously expended, may be applied to the cost of the Work with respect to the Phase II Premises under the Phase II Lease, or may be applied to the cost of the Work with respect to the Phase I Premises under the Phase I Lease, or may be applied to the cost of the Work (as defined in the Phase I Lease and Phase II Lease) with respect to the Phase III Premises under the Phase III Lease, or any of them, as Tenant may elect with written notice to Landlord.

(c)           The rights of Tenant to a rent credit or abatement under the terms and conditions of Section 4 of the Phase II Lease are hereby terminated, waived and released, and Tenant shall have no further rights with respect thereto.

3.6          The Phase III Lease is modified as follows:

(a)           The Work Letter in Exhibit “E” of the Phase III Lease is deleted in its entirety. Tenant agrees to accept the Phase III Premises in “AS IS” condition, without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in the Phase III Lease. Landlord shall not be obligated to furnish any work, labor, improvements or Alterations to the Phase III Premises or otherwise to prepare the same for Tenant’s use or occupancy, and Landlord shall not be obligated to provide any tenant improvement allowance or other allowance with respect to the Phase III Premises. For clarity of understanding, the “Allowance” provided under Paragraph E-8 of the Work Letter in Exhibit “E” of the Phase III Lease is reduced to ZERO ($0.00). In furtherance of and without limiting the foregoing, Section 2 of the Phase III Lease is modified by deleting the phrase, “Subject to Landlord’s obligation to complete the Work,” in its entirety. All references to Work to be provided by Landlord in the Phase III Lease are hereby deleted.  Notwithstanding anything to the contrary herein, Tenant may apply any available amount of the Allowance under the Phase I Lease and Phase II Lease, less sums previously expended, to the cost of Alterations (as defined in the Phase III Lease) in the Phase III Premises, and such cost shall not count towards the $150,000.00 aggregate value set forth in Article 12 of the Phase III Lease.

(b)           The rights of Tenant to a rent credit or abatement under the terms and conditions of Section 4 of the Phase III Lease are hereby terminated, waived and released, and Tenant shall have no further rights with respect thereto.

3.7          From and after the date of this Amendment:

(a)           The two (2) generators and UPS systems existing at the Building that Tenant will be permitted to use hereunder are collectively hereinafter referred to as the “Existing UPS.”

(b)           Commencing on the date of execution of this Amendment and throughout the remainder of the Term (subject to subparagraph (f) below), Tenant shall have the right to connect to the Existing UPS for the Building solely for the purpose of providing emergency electrical capacity to the Premises. Landlord, at Tenant’s cost, will install wiring as necessary to connect the Premises to the Existing UPS, as determined by Landlord, within a reasonable time after the date of this Amendment. Landlord may enter the Premises during normal business hours in connection with such work and the same shall not be construed as an eviction of Tenant nor shall Rent abate due to such work. All such costs shall be deemed Additional Rent under the Total Building Leases and shall be payable upon demand.

(c)           Tenant’s access to the Existing UPS shall be limited to such times, and under such rules and regulations as Landlord may reasonably impose. Tenant shall not do any work affecting the Existing UPS or the electrical connections of the Building without Landlord’s prior written consent.

(d)           Tenant shall be responsible for the cost of its use of the Existing UPS as reasonably determined by Landlord and the cost of repairing any damage to the Existing UPS caused by Tenant’s use thereof. The costs to Maintain, including repair and if necessary, replacement of the Existing UPS shall be included in Operating Expenses for the Building for which Tenant shall pay Tenant’s Share in accordance with Section 6 of the Total Building Leases. All such costs shall be deemed Additional Rent under the Total Building Leases.

(e)           Tenant hereby agrees that its use of the Existing UPS shall be at Tenant’s sole risk, and Tenant hereby agrees that Landlord and its Agents shall not be liable for, and Tenant hereby waives, all claims for loss or damage to Tenant’s business or property, personal injury (including death), and loss or damage to any property sustained by Tenant or any person claiming by, through or under Tenant and Tenant’s Agents resulting from Tenant’s use of the Existing UPS, the failure of the Existing UPS to operate properly, Landlord’s inability to obtain fuel for the Existing UPS or the interruption or cessation of electrical service from the Existing UPS. Landlord does not warrant that any electrical service to be provided from the Existing UPS to the Premises shall be available upon demand or free from any slow-down, interruption or stoppage. Landlord shall not be responsible or liable for any interruption in such services, nor shall such interruption affect the continuation or validity of this Lease. Notwithstanding any contrary herein, if Tenant is prevented from using for the conduct of its business, and does not use for the conduct of its business, the Premises or any material portion thereof, for the Eligibility Period (as defined in Section 7 of each of the Total Building Leases) as a result of any failure, interruption or cessation of emergency electric power supplied by any of the Existing UPS, provided such failure is not due to any act or omission Tenant or its Agents, and is due to direct physical loss or damage affecting the Building or Property, then from the 11th consecutive Business Day that Tenant is so prevented from using or occupying for the conduct of its business and does not so use or occupy for the conduct of its business, the Premises or any material portion thereof, and continuing for such time that Tenant continues to be so prevented from using or occupying for the conduct of its business, and does not so use or occupy for the conduct of its business, the Premises or a material portion thereof, Tenant’s obligation to pay Base Rent and Additional Rent shall be equitably abated or reduced, as the case may be, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using and occupying, and does not so use or occupy, bears to the total rentable square feet of the Premises, until the Existing UPS is restored to working condition. The conditional abatement of Base Rent and Additional Rent on the terms and conditions of the preceding sentence shall be Tenant’s sole and exclusive remedy against Landlord and its Agents for any such failure, cessation or interruption of utilities or services with respect to the Existing UPS.

(f)            Landlord may revoke Tenant’s right to connect to and use the Existing UPS as granted herein if Landlord determines that (i) Tenant’s emergency use of the Existing UPS exceeds safe operating parameters (estimated to be 200 amps of electricity), or (ii) Tenant fails to pay or perform its obligations with respect to the Existing UPS as described in this Section 3.7, and such failure is not cured within 30 days after written notice from Landlord. Such revocation shall be effective upon written notice of revocation and, upon giving such notice of revocation, Landlord may disconnect and remove any wiring and cabling servicing the Premises from the Existing UPS and charge Tenant for the cost thereof, which sum shall be paid as Additional Rent in accordance with Section 6 under the Total Building Leases. Notwithstanding the foregoing, Landlord shall not disconnect Tenant from the Existing UPS under clause (i) above if Tenant, within five (5) days after receipt of notice from Landlord, modifies its usage so that it will not exceed safe operating parameters (estimated to be 200 amps of emergency electrical capacity). From time to time during the Term, Landlord shall have the right to audit and monitor the level of amperage that Tenant has connected to and uses from the Existing UPS. Tenant agrees to reasonably cooperate with Landlord in connection with any such auditing and monitoring.

(g)           Tenant’s connection to and use of the Existing UPS shall be for Tenant’s emergency use (not for any non-emergency use) at the Premises only (not at any other location). Tenant shall have no right to sublet or assign Tenant’s rights with respect to the Existing UPS.

(h)           Landlord represents that to Landlord’s knowledge as of the date hereof, the Existing UPS is in working order and the last service visit to the Existing UPS took place in January 2016. Tenant accepts the Existing UPS “AS IS” without representation or warranty from Landlord except as expressly set forth herein above.

3.8          Tenant represents and warrants to Landlord that no broker brought about this transaction or was involved in the negotiations concerning this Amendment, and Tenant agrees to indemnify and hold Landlord harmless from any and all claims of any broker engaged by Tenant arising out of or in connection with negotiations of, or entering into, this Amendment.  Landlord represents and warrants to Tenant that no broker brought about this transaction or was involved in the negotiations concerning this Amendment, and Landlord agrees to indemnify and hold Tenant harmless from any and all claims of any broker engaged by Landlord arising out of or in connection with negotiations of, or entering into, this Amendment.

3.9          Tenant hereby represents to Landlord that to Tenant’s knowledge (i) there exists no default under the Total Building Leases either by Tenant or Landlord; and (ii) there exists no offset, defense or counterclaim to Tenant’s obligations under the Total Building Leases.  Landlord hereby represents to Tenant that to Landlord’s knowledge (i) there exists no default under the Total Building Leases either by Tenant or Landlord; and (ii) there exists no offset, defense or counterclaim to Landlord’s obligations under the Total Building Leases, except with respect to Tenant’s obligation to pay the Excess Cost to Landlord before commencement of the Work in accordance with the Phase I Lease and the Phase II Lease. Together with Tenant’s execution and delivery of this Amendment, Tenant shall pay to Landlord, as payment to Landlord for Excess Cost items pursuant to paragraph E-8(a) of the Work Letter in Exhibit “E” of the Phase I Lease and the Phase II Lease, the sum of $506,544.12 for the Excess Cost

items described in Landlord’s invoice CareK-01 dated 02/09/16 and last revised 03/11/16. Pursuant to paragraph E-8(a) of the Work Letter in Exhibit “E” of the Phase I Lease and the Phase II Lease, in the event that the cost of Work shall change, any additional costs shall be paid by Tenant to Landlord immediately as an addition to the Excess Cost or at Landlord’s option, Tenant shall make payments for such additional costs out of its own funds.

3.10        This Amendment contains the entire agreement between the parties with respect to the modification of the Total Building Leases and supersedes and replaces any prior agreement and understandings between the parties, either oral or written, concerning this Amendment.

3.11        Except as expressly amended herein, the Total Building Leases are unmodified and shall remain in full force and effect as if the same had been set forth in full herein, and Landlord and Tenant hereby ratify and confirm all of the terms and conditions thereof.

3.12        This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

3.13        Each party agrees that it will not raise or assert as a defense to any obligation under the Total Building Leases or this Amendment or make any claim that the Total Building Leases or this Amendment is invalid or unenforceable due to any failure of this document to comply with requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

3.14        This Amendment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Amendment, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single agreement.  Tenant expressly agrees that if the signature of Landlord and/or Tenant on this Amendment not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands the date and year set forth below, and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Amendment.

LANDLORD:		TENANT:

228 Strawbridge Associates, LLC,		Tabula Rasa HealthCare, Inc.,
a New Jersey limited liability company		a Delaware corporation

By:	/s/ William H. Glazer	By:	/s/ Brian W. Adams
Name:	William H. Glazer	Name:	Brian W. Adams
Title:	President	Title:	CFO
Date signed: March 22, 2016		Date signed: March 21, 2016